Exhibit 99.1

          Innotrac Corporation Announces 2003 Second Quarter Results



    ATLANTA, July 28 /PRNewswire-FirstCall/ -- Innotrac Corporation

(Nasdaq: INOC), a full-service provider of order processing, order fulfillment and call center services, today announced financial results for the second quarter ended June 30, 2003.  The Company reported revenues of $17.6 million and a net loss of $393,000 or a $0.03 loss per diluted share for the quarter.

Gross margins were 51.9%.  The Company generated $1.4 million in positive cash flow from operations and $1 million in EBITDA.  Reconciliations of EBITDA to net (loss) income for the periods presented appear in the schedule following the statement of operations information below.

    For the six months ended June 30, 2003, revenues totaled $36.0 million and gross margins were 52.3%.  The Company reported a net loss for the six months ended June 30, 2003 of $1.3 million or a $0.11 loss per diluted share.

However, for the six months ended June 30, 2003 the Company generated EBITDA of $1.3 million.

    "We are pleased with our ability to generate increasing operating cash flows and EBITDA this quarter.  This is what we set out to do, and we accomplished our objectives.  We continue to monitor our spending and our capital investment in the first half of the year was minimal.  We anticipate no major capital expenditures for the remainder of the year.  Our gross margins also maintained their strength and should stay above 50% throughout

2003.  We are administering our strategic plan, keeping operating costs down and we remain steadfast in our efforts to drive the Company to sustainable profitability," stated Scott D. Dorfman, President and Chief Executive

Officer.



    Conference Call

    Innotrac Corporation will hold a conference call to discuss this release this evening, July 28, at 5:00 p.m. Eastern Daylight Time.  Investors can

listen to the conference call live by dialing 1-800-291-3901 or 706-634-6500

(Conference ID: 1586445) or by logging on to www.innotrac.com and clicking on

"Webcasts and Presentations" in the "Company" section.  The Webcast will be archived and available at the same Web address.  Additionally, a 48-hour audio playback will be available at 1-800-642-1687 or 706-645-9291 (Conference ID

Number: 1586445).



    About Innotrac

    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service provider of order processing, order fulfillment and call center services.  The Company operates fulfillment and call centers in various cities spanning all time zones across the continental United States.  For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com .

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated,

estimated or expected.

    Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications industry in general, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2002 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.







                                INNOTRAC CORPORATION

                  Condensed Consolidated Statements of Operations

                      (in thousands, except per share amounts)



                                         Three Months Ended  Six Months Ended

                                               June 30,          June 30,

                                             (Unaudited)       (Unaudited)

                                            2003     2002     2003     2002

      Revenues                             $17,631  $19,351  $35,965  $40,399



      Cost of revenues:

          Cost of revenues                   8,488   10,308   17,158   22,015

          Special credit                       ---      ---      ---     (293)

              Total cost of revenues         8,488   10,308   17,158   21,722

          Gross profit                       9,143    9,043   18,807   18,677

          Selling, general and

              administrative expenses        8,183    7,543   17,543   15,338

          Special credit                       (30)    (359)     (30)  (1,321)

          Depreciation and amortization      1,462    1,271    2,931    2,489

              Total operating expenses       9,615    8,455   20,444   16,506

      Operating (loss) income                 (472)     588   (1,637)   2,171

          Interest expense                     155       48      402      132

          Other                                ---      ---       (7)     (89)

             Other expense, net                155       48      395       43

      (Loss) income before income taxes       (627)     540   (2,032)   2,128

          Income tax benefit (provision)       234     (227)     747     (849)

      Net (loss) income                      $(393)    $313  $(1,285)  $1,279



      Earnings per share:

          Basic                             $(0.03)   $0.03   $(0.11)   $0.11

          Diluted                           $(0.03)   $0.03   $(0.11)   $0.11



      Weighted average shares outstanding:

          Basic                             11,487   11,623   11,455   11,570

          Diluted                           11,487   12,017   11,455   11,902



      Reconciliation of EBITDA and Net

       (Loss) Income

      EBITDA is derived from net (loss)

       income as follows:

      Net (loss) income                      $(393)    $313  $(1,285)  $1,279

          Income tax (benefit) provision      (234)     227     (747)     849

          Interest expense                     155       48      402      132

          Depreciation and amortization      1,462    1,271    2,931    2,489

      EBITDA                                  $990   $1,859   $1,301   $4,749



      Note: These statements should be read in conjunction with the Company's

      Form 10-K filed with the Securities and Exchange Commission on March 31,

      2003.







                             INNOTRAC CORPORATION

                Condensed Consolidated Statements of Cash Flows

                                (in thousands)



                                           Three Months

                                              Ended       Six Months Ended

                                             June 30,         June 30,

                                           (Unaudited)      (Unaudited)

                                           2003    2002    2003     2002



    CASH FLOW FROM OPERATING ACTIVITIES:

    Net (loss) income                      $(393)   $313  $(1,285)  $1,279

    Adjustments to net income:

       Depreciation and amortization       1,462   1,271    2,931    2,489

       Impairment and disposal of fixed

        assets                               ---     ---      ---      501

       Deferred income taxes                (234) (3,501)    (747)  (2,177)

       Amortization of deferred

        compensation                          18      18       36       36

       Changes in working capital:

          Accounts receivable, net          (439) 10,161   (2,475)   2,144

          Inventories                      3,813   2,702    7,042    9,120

          Prepaid assets and other           863   3,100      853    2,180

          Accounts payable, accrued

           expenses and other             (3,693) (4,131) (10,874)  (1,130)

       Cash provided by (used in)

        operating activities               1,397   9,933   (4,519)  14,442



    CASH FLOW FROM INVESTING ACTIVITIES:

    Capital expenditures                    (258) (5,219)    (655)  (8,039)

    Payment for business acquired           (176)    ---     (176) (13,727)

    Sale of marketable securities            ---     ---      ---      435

       Cash (used in) investing activities  (434) (5,219)    (831) (21,331)



    CASH FLOW FROM FINANCING ACTIVITIES:

    Net (repayments) borrowings under

     line of credit                       (1,053) (2,334)   4,635      ---

    Repayment of capital lease and other

     obligations                             (36)    (74)     (72)    (145)

    Loan fees paid                           (31)    (50)     (31)     (50)

    Exercise of employee stock options       425     ---      472      ---

       Cash (used in) provided by

        financing activities                (695) (2,458)   5,004     (195)



    Net increase (decrease) in cash          268   2,256     (346)  (7,084)

    Cash, beginning of period                347      73      961    9,413

    Cash, end of period                     $615  $2,329     $615   $2,329





    Supplemental cash flow disclosures:

       Cash paid for interest                191      69      425      154

       Cash refunds received for taxes      (954)    ---   (1,486)     (18)

    Noncash transaction:

       Stock issued for business acquired    ---     ---      ---    1,550



    Note: These statements should be read in conjunction with the Company's

    Form 10-K filed with the Securities and Exchange Commission on March

    31, 2003.







                              INNOTRAC CORPORATION

                      Condensed Consolidated Balance Sheets

                                 (in thousands)





                                                  June 30,        December 31,

                                                    2003              2002

                   ASSETS                        (Unaudited)        (Audited)

    Current Assets:

        Cash                                          $615              $961

        Accounts receivable, net                    16,678            14,203

        Inventories, net                            17,056            24,098

        Prepaid expenses and other                   2,261             2,909

           Total current assets                     36,610            42,171



     Property and equipment, net                    16,786            18,915



     Goodwill                                       25,164            24,988

     Other assets, net                               9,851             9,425



        Total Assets                               $88,411           $95,499



    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current Liabilities:

        Accounts payable                            $4,805           $13,517

        Accrued expenses and other                   4,208             6,626

        Line of credit                              19,007               ---

           Total current liabilities                28,020            20,143



    Noncurrent Liabilities:

        Line of credit                                 ---            14,372

        Other non-current liabilities                1,049             1,125

           Total noncurrent liabilities              1,049            15,497



     Total shareholders' equity                     59,342            59,859



       Total Liabilities and Shareholders' Equity  $88,411           $95,499







    Note: These statements should be read in conjunction with the Company's

    Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.



SOURCE  Innotrac Corporation

    -0-                             07/28/2003

    /CONTACT:  Jennifer Sekel Church, Investor Relations of Innotrac

Corporation, +1-678-584-4055, or jsekelchurch@innotrac.com/

    /Web site:  http://www.innotrac.com/

    (INOC)



CO:  Innotrac Corporation

ST:  Georgia

IN:  TLS CPR

SU:  ERN CCA